Exhibit 99.1

TMC Announces Appointment of Liam Mallon, Former President of ExxonMobil Upstream, to its Board of Directors

•	Liam Mallon, former President of ExxonMobil Upstream Company, brings over 40 years of global energy and offshore operating experience, including leadership of ExxonMobil’s worldwide upstream business
•	Mallon oversaw $20–30 billion in annual capital deployment and major U.S. shale and offshore deepwater growth initiatives, including ExxonMobil’s landmark Guyana development and $60 billion Pioneer Natural Resources acquisition
•	His appointment strengthens TMC’s Board at a pivotal stage as the Company prepares to launch the world’s first commercial-scale deep seabed mineral operations to advance U.S. mineral independence

NEW YORK, September 29, 2026 (GLOBE NEWSWIRE) -- TMC the metals company Inc. (Nasdaq: TMC) (“TMC”, “The Metals Company” or the “Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing, and infrastructure, today announced Liam Mallon’s appointment to its Board of Directors as it advances plans for commercial recovery of polymetallic nodules in international waters under the U.S. Deep Seabed Hard Mineral Resources Act of 1980 and its implementing regulations administered by the National Oceanic and Atmospheric Administration (“NOAA”).

Mr. Mallon brings more than four decades of global energy and offshore operating experience, including 35 years with Mobil and ExxonMobil. Before retiring in 2025, he served as President of ExxonMobil Upstream Company and Vice President of ExxonMobil Corporation, overseeing the company’s worldwide upstream portfolio spanning oil and gas exploration, development and operations.

In that role, Mr. Mallon oversaw $20–30 billion in annual capital deployment and led a transformation of ExxonMobil’s upstream business, restructuring its operating model and doubling profitability. He played a central role in portfolio strategy, M&A, and major growth projects, including ExxonMobil’s Guyana development and the $60 billion acquisition and integration of Pioneer Natural Resources, which made ExxonMobil the largest producer in the Permian Basin. Throughout his career, he also managed relationships with governments, national oil companies and ministries across major energy-producing regions.

Mr. Mallon will lead the Board’s Sustainability and Innovation Committee, with a focus on driving innovations that improve offshore project economics and enable rapid scaling of offshore operations while carefully managing impacts.

Liam Mallon commented: “TMC is leading a new offshore critical minerals industry from concept, exploration and technology demonstration to commercial operations. I have spent much of my career developing complex and unconventional resources in challenging environments on land and at sea, and building the organizations to operate them safely and reliably at scale. Bringing that experience to TMC as it prepares to establish the world’s first commercial subsea mining operation on the high seas is a compelling opportunity. I look forward to supporting the team through this next phase.”

TMC Chairman & CEO Gerard Barron commented: “Liam brings the experience that matters as we prepare for commercial operations: delivering complex offshore projects and overseeing major capital investment. His perspective will strengthen our Board’s oversight of execution, capital allocation and risk as we work to translate our resource opportunity into long-term shareholder value. We are building the capabilities to deliver, and Liam’s appointment is an important step forward.”

As Mr. Mallon joins the Board, Brendan May will step down. TMC thanks Mr. May for his important contributions over the past two years, including engaging with various stakeholder communities on the environmental advantages of the Company’s proposed operations.

The appointment of Liam Mallon follows progress on The Metals Company USA LLC’s (“TMC USA”) applications for exploration and commercial recovery of seabed minerals through NOAA’s regulatory pathway. In August, NOAA published TMC USA’s consolidated application for an exploration license and a commercial recovery permit over the USA-A area in the Federal Register. Days earlier, NOAA published a Notice of Intent in the Federal Register to develop an Environmental Impact Statement for TMC USA’s exploration license application over the USA-B area. These recent developments represent the latest milestones in NOAA’s review process as TMC USA moves closer to commercial production.

About The Metals Company

The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts

Media | media@metals.co
Investors | investors@metals.co

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as anticipates, believes, could, estimates, expects, intends, may, plans, possible, potential, should, will, would and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to: the expected contributions of Mr. Mallon to the Board, including its oversight of execution, capital allocation and risk; the Company's strategy to pursue exploration and commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the remaining steps in NOAA's review of the consolidated TMC USA-A application, including certification, the required environmental review and a final determination on whether to issue the exploration license and commercial recovery permit; the anticipated environmental review and draft Environmental Impact Statement for the USA-B exploration license application and NOAA's determination on whether to issue that license; the Company's preparations to launch the world's first commercial-scale deep seabed mineral operations and its expectation of moving closer to potential commercial production; the Company's ability to translate its resource opportunity into long-term shareholder value; and expectations regarding greater U.S. mineral independence. The Company may not achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on them. Actual results or events could differ materially as a result of various factors, including, among other things, NOAA's determinations during its review of the USA-A and USA-B applications, including the scope of any exploration license or commercial recovery permit ultimately granted; the outcome and timing of NOAA's review under DSHMRA, including whether and when certification occurs; the scope, timing and outcome of the environmental review under the National Environmental Policy Act; the absence of any mandatory statutory deadline under DSHMRA for completion of NOAA's review; the risk that the Terms, Conditions and Restrictions imposed are more restrictive than anticipated or render the proposed activities commercially unviable; legal challenges in U.S. courts by third parties aggrieved by NOAA's actions, and the risk that TMC USA's priority rights are terminated or successfully challenged; continued policy support from the U.S. executive branch, NOAA and the Department of Commerce, and shifts in U.S. political priorities, legal interpretations or agency leadership; opposition to deep-seabed mining from governments, non-governmental organizations and other third parties; changes in environmental, mining and other applicable laws and regulations; the accuracy of resource estimates; the Company's ability to advance its first project on the anticipated timeline, including developing, commissioning and operating offshore collection and onshore processing capability; the Company's need for additional capital and the availability of such capital on acceptable terms; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 31, 2026, in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed on May 14, 2026 and August 13, 2026, respectively, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.